Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-2		Total 2001 Payments
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Original Principal Class A	914,140,000.00
Class A-1	794,000,000.00
Class A-2	52,240,000.00
Class A-3	67,900,000.00
Number of Class A Bonds (000's)	914,140.00
Class A-1	794,000.00
Class A-2	52,240.00
Class A-3	67,900.00
Original Principal Class B	49,370,000.00
Number of Class B Bond (000's)	49,370.00
Original Principal Certificates	36,886,000.00
Number of Certificates Bond (000's)	36,886.00

Class A-1 Principal Distribution		42,717,094.99
Class A-1 Interest Distribution		6,786,172.85

Class A-2 Principal Distribution		8,864,337.42
Class A-2 Interest Distribution		1,454,124.80

Class A-3 Principal Distribution		11,521,567.69
Class A-3 Interest Distribution		1,929,783.68

Class B Principal Distribution		8,377,334.68
Class B Interest Distribution		1,469,639.97

CERTIFICATES
Principal Distribution		3,698,130.83
Interest Distribution		693,433.04